Exhibit 99.1

LINEAGE CELL THERAPEUTICS REPORTS THIRD QUARTER 2020

FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

●	Reported Encouraging VAC2 Clinical Data in the Ongoing Phase 1 Trial in Non-Small Cell Lung Cancer
●	Enrolled Additional Patients in Final Cohort of OpRegen Phase 1/2a Clinical Trial for the Treatment of Dry Age-Related Macular Degeneration (AMD)
●	Announced Extension of OpRegen Development Grant and New Grant for Development of a Bio-Retinal Patch from Israel Innovation Authority

CARLSBAD, CA – November 4, 2020 - Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX), a clinical-stage biotechnology company developing novel cell therapies for unmet medical needs, today reported financial and operating results for the third quarter ended September 30, 2020. Lineage management will host a conference call today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time to discuss its third quarter 2020 financial and operating results and to provide a business update.

“Lineage moved all three of its clinical programs forward during the third quarter, particularly by reporting new data on VAC2 and by advancing closer to the completion of patient enrollment in the OpRegen trial,” said Brian M. Culley, Lineage CEO. “We look forward to presenting updated data on OpRegen at the American Academy of Ophthalmology (AAO) Annual 2020 Meeting in mid-November, and then completing patient enrollment in our Phase 1/2a clinical study of OpRegen, anticipated by the end of the year. With respect to VAC2, we are working closely with Cancer Research UK and anticipate completing enrollment in the VAC2 Phase 1 study in non-small cell lung cancer by the end of the first quarter of 2021. We also have made important progress with OPC1 and are excited to present details on our manufacturing improvements later this year. The encouraging data in all three clinical programs to date support advancing each product candidate into later stage trials. We are excited by the potential for these product candidates to help patients who have high unmet medical needs and lack treatment options. Lineage is financially well-positioned to continue driving our clinical programs toward key milestones, particularly following our receipt in August of $24.6 million of non-dilutive cash from Juvenescence.”

Lineage has the following plans and objectives for the remainder of 2020 and early 2021:

-	Present new and accumulated OpRegen data from the ongoing Phase 1/2a clinical trial at the AAO Annual 2020 Meeting in mid-November.

-	Complete OpRegen patient enrollment in the U.S. in the ongoing Phase 1/2a clinical trial for the treatment of dry AMD by the end of 2020.

-	Announce details of manufacturing improvements achieved with the OPC1 program by the end of 2020.

-	Meet with the U.S. Food and Drug Administration (FDA) to discuss further development of the OPC1 program during the first half of 2021.

-	Complete VAC2 patient enrollment in the ongoing Phase 1 clinical trial for the treatment of non-small cell lung cancer by the end of the first quarter of 2021.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents, and marketable securities totaled $38.0 million as of September 30, 2020. Our cash balance includes $24.6 million in proceeds from our note receivable payment from Juvenescence Limited in August 2020. Marketable securities as of September 30, 2020 include our ownership of unrestricted securities in OncoCyte Corporation (OncoCyte), AgeX Therapeutics, Inc. (AgeX) and Hadasit Bio-Holdings Ltd (Hadasit).

We continue to hold approximately 3.6 million shares of OncoCyte stock that are valued at $5.6 million as of November 3, 2020, based on the closing price of its common stock on that date.

Net cash used in operating activities for the nine months ended September 30, 2020 was approximately $14.1 million, a decrease of $12.3 million, or 47%, as compared to $26.4 million in the same period of 2019.

Third Quarter Operating Results

Revenues: Lineage’s revenue is generated primarily from research grants, royalties and licensing fees. Total revenues for the three months ended September 30, 2020 were $0.6 million, consistent with the same period in 2019. A $0.2 million increase in royalties from product sales and license fees was offset by a $0.1 million decrease in grant revenues due to the timing of grant related activities and a $0.1 million decrease in the sale of research products and services due to the cessation of such sales.

Operating Expenses: Operating expenses are comprised of research and development (R&D) expenses and general and administrative (G&A) expenses. Total operating expenses for the three months ended September 30, 2020 were approximately $7.2 million, a decrease of $1.7 million as compared to $8.9 million for the same period in 2019.

R&D Expenses: R&D expenses for the three months ended September 30, 2020 were $3.6 million, a decrease of $0.7 million as compared to $4.3 million for the same period in 2019. The overall decrease was primarily related to decreases of $1.5 million in OpRegen and other ophthalmic application expenses, attributable primarily to a decrease in manufacturing activities in 2020 as compared to 2019, $0.8 million in OPC1 expenses, primarily related to a return of unspent project funds of approximately $0.8 million from a former Asterias BioTherapeutics, Inc. (Asterias) service provider and $0.2 million in Renevia and other related expenses, offset by an increase of $1.8 million in VAC program expenses related to the accrual of the signature fee of $1.6 million to Cancer Research UK related to our exercise of the option to acquire data generated in the Phase 1 clinical trial of VAC2. The signature fee will be paid in several installments through April 2021.

G&A Expenses: G&A expenses for the three months ended September 30, 2020 were $3.6 million, a decrease of $1.0 million as compared to approximately $4.6 million for the same period in 2019. The decrease was primarily attributable to a $0.9 million reduction in compensation expenses, a $0.2 million reduction in expenses related to our merger with Asterias, a $0.1 million reduction in travel expenses, a $0.1 million reduction in accounting expenses and a $0.1 million reduction in office related expenses, offset by a $0.3 million increase in patent and legal expenses and $0.2 million increase related to the cessation of shared services reimbursements.

Loss from Operations: Loss from operations for the three months ended September 30, 2020 was $6.7 million, a decrease of $1.7 million as compared to $8.4 million for the same period in 2019.

Other (Expense) Income, Net: Other (expense)/income, net for the three months ended September 30, 2020 reflected other expense, net of ($1.2) million, compared to other expense, net of ($9.1) million for the same period in 2019. The variance was primarily related to the gain on sale of marketable equity securities and equity method investments and changes in the value of remaining marketable equity securities and equity method investments for the applicable periods, as well as foreign currency translation adjustments related to Lineage’s international subsidiaries. The value of Lineage’s OncoCyte shares decreased by $8.3 million in the three months ended September 30, 2019, which contributed greatly to the overall balance in other expense, net for that period.

Net loss attributable to Lineage: The net loss attributable to Lineage for the three months ended September 30, 2020 was $7.8 million, or $0.05 per share (basic and diluted), compared to a net loss attributable to Lineage of $16.5 million, or $0.11 per share (basic and diluted), for the same period in 2019.

Conference Call and Webcast

Lineage will host a conference call and webcast today, at 1:30 pm PT/4:30 pm ET to discuss its third quarter 2020 financial results and to provide a business update. Interested parties may access the conference call by dialing (866) 888-8633 from the U.S. and Canada and (636) 812-6629 from elsewhere outside the U.S. and Canada and should request the “Lineage Cell Therapeutics Call”. A live webcast of the conference call will be available online in the Investors section of Lineage’s website. A replay of the webcast will be available on Lineage’s website for 30 days and a telephone replay will be available through November 12, 2020, by dialing (855) 859-2056 from the U.S. and Canada and (404) 537-3406 from elsewhere outside the U.S. and Canada and entering conference ID number 7780879.

About Lineage Cell Therapeutics, Inc.

Lineage Cell Therapeutics is a clinical-stage biotechnology company developing novel cell therapies for unmet medical needs. Lineage’s programs are based on its robust proprietary cell-based therapy platform and associated in-house development and manufacturing capabilities. With this platform Lineage develops and manufactures specialized, terminally differentiated human cells from its pluripotent and progenitor cell starting materials. These differentiated cells are developed to either replace or support cells that are dysfunctional or absent due to degenerative disease or traumatic injury or administered as a means of helping the body mount an effective immune response to cancer. Lineage’s clinical programs are in markets with billion dollar opportunities and include three allogeneic (“off-the-shelf”) product candidates: (i) OpRegen®, a retinal pigment epithelium transplant therapy in Phase 1/2a development for the treatment of dry age-related macular degeneration, a leading cause of blindness in the developed world; (ii) OPC1, an oligodendrocyte progenitor cell therapy in Phase 1/2a development for the treatment of acute spinal cord injuries; and (iii) VAC, an allogeneic dendritic cell therapy platform for immuno-oncology and infectious disease, currently in clinical development for the treatment of non-small cell lung cancer. For more information, please visit www.lineagecell.com or follow the Company on Twitter @LineageCell.

Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions. Such statements include, but are not limited to, statements relating to Lineage’s planned announcement of manufacturing improvements, expected enrollment in the Phase 1/2a clinical study of OpRegen and Phase 1 study of VAC2, data presentations, clinical trial advancement, planned meetings with the FDA and partnership evaluations. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including risks and uncertainties inherent in Lineage’s business and other risks in Lineage’s filings with the Securities and Exchange Commission (the SEC). Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports with the SEC, including Lineage’s Annual Report on Form 10-K filed with the SEC on March 12, 2020 and its other reports, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Lineage undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Lineage Cell Therapeutics, Inc. IR

Ioana C. Hone

(ir@lineagecell.com)

(442) 287-8963

Solebury Trout IR

Gitanjali Jain Ogawa

(Gogawa@troutgroup.com)

(646) 378-2949

Russo Partners – Media Relations

Nic Johnson or David Schull

Nic.johnson@russopartnersllc.com

David.schull@russopartnersllc.com

(212) 845-4242

Tables to follow

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	September 30, 2020 (Unaudited)	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$32,565	$9,497
Marketable equity securities	5,481	21,219
Promissory note from Juvenescence	-	23,616
Trade accounts and grants receivable, net	276	317
Receivables from affiliates, net	-	7
Prepaid expenses and other current assets	1,414	2,863
Total current assets	39,736	57,519

NONCURRENT ASSETS
Property and equipment, net	4,849	8,175
Deposits and other long-term assets	666	864
Goodwill	10,672	10,672
Intangible assets, net	47,167	48,248
TOTAL ASSETS	$103,090	$125,478

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,214	$5,226
Financing lease and right of use lease liabilities, current portion	488	1,223
Deferred revenues	46	45
Liability classified warrants, current portion	3	-
Total current liabilities	7,751	6,494

LONG-TERM LIABILITIES
Deferred tax liability	3,137	3,315
Deferred revenues, net of current portion	-	200
Right-of-use lease liability, net of current portion	1,800	3,868
Financing lease, net of current portion	29	77
Liability classified warrants, net of current portion	189	277
TOTAL LIABILITIES	12,906	14,231

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, authorized 2,000 shares; none issued and outstanding as of September 30, 2020 and December 31, 2019	-	-
Common shares, no par value, 250,000 shares authorized; 149,991 shares issued and outstanding as of September 30, 2020 and 149,804 shares issued and outstanding as of December 31, 2019	388,190	387,062
Accumulated other comprehensive loss	(821)	(681)
Accumulated deficit	(296,103)	(273,422)
Lineage Cell Therapeutics, Inc. shareholders’ equity	91,266	112,959
Noncontrolling deficit	(1,082)	(1,712)
Total shareholders’ equity	90,184	111,247
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$103,090	$125,478

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES:
Grant revenue	$229	$350	$864	$1,628
Royalties from product sales and license fees	342	164	607	390
Sale of research products and services	-	53	-	256
Total revenues	571	567	1,471	2,274

Cost of sales	(102)	(114)	(271)	(289)

Gross profit	469	453	1,200	1,985

OPERATING EXPENSES:
Research and development	3,566	4,266	9,710	14,462
General and administrative	3,628	4,609	12,055	19,527
Total operating expenses	7,194	8,875	21,765	33,989
Loss from operations	(6,725)	(8,422)	(20,565)	(32,004)
OTHER INCOME/(EXPENSES):
Interest income, net	252	399	1,037	1,278
Gain on sale of marketable securities	120	2,055	3,848	2,055
Gain on sale of equity method in OncoCyte Corporation (“OncoCyte”)	-	546	-	546
Unrealized loss on marketable equity securities	(2,003)	(4,458)	(7,487)	(3,134)
Unrealized (loss)/gain on equity method investment in OncoCyte at fair value	-	(8,287)	-	8,001
Unrealized gain on equity method investment in Asterias at fair value	-	-	-	6,744
Unrealized gain on warrant liability	55	79	84	350
Other income, net	351	582	175	2,270
Total other (expense) income, net	(1,225)	(9,084)	(2,343)	18,110
LOSS BEFORE INCOME TAXES	(7,950)	(17,506)	(22,908)	(13,894)

Income tax benefit	178	991	178	6,623

NET LOSS	(7,772)	(16,515)	(22,730)	(7,271)

Net loss attributable to noncontrolling interest	12	10	49	44

NET LOSS ATTRIBUTABLE TO LINEAGE CELL THERAPEUTICS, INC.	$(7,760)	$(16,505)	$(22,681)	$(7,227)

NET LOSS PER COMMON SHARE:
BASIC	$(0.05)	$(0.11)	$(0.15)	$(0.05)
DILUTED	$(0.05)	$(0.11)	$(0.15)	$(0.05)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC	149,973	149,659	149,868	144,097
DILUTED	149,973	149,659	149,868	144,097

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Lineage Cell Therapeutics, Inc.	$(22,681)	$(7,227)
Net loss allocable to noncontrolling interest	(49)	(44)
Adjustments to reconcile net loss attributable to Lineage Cell Therapeutics, Inc. to net cash used in operating activities:
Unrealized gain on equity method investment in OncoCyte at fair value	-	(8,001)
Unrealized gain on equity method investment in Asterias at fair value	-	(6,744)
Gain on sale of marketable securities	(3,848)	(2,601)
Unrealized loss on marketable equity securities	7,487	3,134
Income tax benefit	(178)	(6,623)
Depreciation expense, including amortization of leasehold improvements	623	766
Amortization of right-of-use asset	47	59
Amortization of intangible assets	1,080	1,500
Stock-based compensation	1,733	2,961
Common stock issued for services	59	-
Gain on write-off and sales of assets	(154)	-
Change in unrealized gain on warrant liability	(84)	(349)
Write-off of security deposit	150	-
Amortization of deferred license fee	(200)	-
Foreign currency remeasurement and other gain	(116)	(1,911)
Changes in operating assets and liabilities:
Accounts and grants receivable, net	44	634
Accrued interest receivable	(1,008)	(1,134)
Receivables from OncoCyte and AgeX, net of payables	7	1,948
Prepaid expenses and other current assets	1,634	(136)
Accounts payable and accrued liabilities	1,342	(2,788)
Deferred revenue and other liabilities	-	132
Net cash used in operating activities	(14,112)	(26,424)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of OncoCyte common shares	10,941	10,738
Proceeds from the sale of AgeX common shares	1,196	1,586
Proceeds from the sale of Hadasit common shares	3	1,231
Cash and cash equivalents acquired in the Asterias Merger	-	3,117
Purchase of equipment and other assets	(40)	(433)
Proceeds from sale of equipment	18	-
Security deposits and other	18	(2)
Net cash provided by investing activities	12,136	16,237

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from payment of Juvenescence promissory note	24,624	-
Common shares received and retired for employee taxes paid	(19)	(101)
Reimbursement from landlord on tenant improvements	-	750
Proceeds from sales of common shares	-	103
Payments for offering costs	(53)	-
Repayment of financing lease liabilities	(24)	(20)
Proceeds from Paycheck Protection Program (“PPP”) Loan	523	-
Proceeds from sale of subsidiary warrants	-	(40)
Repayment of principal portion of promissory notes	-	(70)
Net cash provided by financing activities	25,051	622
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(36)	128
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	23,039	(9,437)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	10,096	24,399
At end of the period	$33,135	$14,962

Page 6